Exhibit 10.15

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made effective as of April 20, 2004, by and among Lumera Corporation, a Washington corporation (the “Company”), and the persons or entities listed on Schedule 1 hereto (each a “Lender” and, collectively, the “Lenders”).

RECITALS:

A. The Lenders are willing to lend to the Company on the terms and conditions set forth in this Agreement, the form of Convertible Promissory Note attached hereto as Exhibit A (each a “Note” and all Notes issued to Lenders, collectively, the “Notes”), and the form of warrant attached hereto as Exhibit B (each a “Warrant” and all Warrants issued to Lenders, collectively, the “Warrants”).

B. At the completion of the sale of Notes and Warrants to Lenders under this Agreement, the aggregate amount of principal outstanding under the Notes will be not greater than $2,300,000.

AGREEMENT:

In consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Issuance of Securities

1.1	Issuance and Sale of Notes

Subject to the terms and conditions of this Agreement, each Lender agrees to purchase, and the Company agrees to issue and sell to such Lender, the following:

(a) a Note in the principal amount set forth opposite such Lender’s name on Schedule 1 hereto, which Note is convertible at the Lender’s election into shares of Common Stock. For purposes of this Agreement and the Notes and Warrants issued hereunder, “Common Stock” means the Company’s Class A common stock, no par value per share (the “Class A Common Stock”), or, if the Class A Common Stock has been converted into another class of common stock, the class of common stock as then authorized; and

(b) a Warrant to purchase shares of Common Stock, such Warrant to be in the Form of Exhibit B and which shall be exercisable for a number of shares of Common Stock as set forth in Exhibit B.

1.2	Closing

(a) The initial closing (the “Initial Closing”) of the purchase of the Notes and Warrants in return for the consideration provided shall be held at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington, at 10:00 a.m., April 20, 2004, or at such other time and place as the Company and the Lenders acquiring Notes representing a majority of the aggregate principal amount of the Notes may agree orally or in writing.

(b) At any time until Notes with an aggregate original principal amount of $2,300,000 have been issued, subsequent closings (each a “Subsequent Closing”) of the financing may be held at such time and place as shall be mutually agreed upon by the Company and the lenders who are participating in such Subsequent Closing. At any Subsequent Closing, the name of each additional Lender shall be added to Schedule 1 hereto and each additional Lender that is issued a Note and Warrant at such Subsequent Closing shall become a party hereto by execution of a counterpart of the signature page, in each case without the necessity of formal amendment hereto. For purposes of this Agreement, unless the context otherwise requires, the term “Closing” shall refer, with respect to each Lender, to the date of the specific closing at which such Lender is issued a Note and Warrant by the Company. At each Closing, each Lender purchasing a Note and Warrant at such Closing shall deliver the principal amount set forth opposite such Lender’s name on Schedule 1 hereto via wire transfer of immediately available funds or check to the Company, and the Company shall deliver to such Lender an executed Note and Warrant in return for the consideration provided to the Company. The purchase price of each Note shall be equal to 100% of the original principal amount thereof, and the purchase price of each Warrant shall be equal to $0.001 per share of Common Stock for which such Warrant may be exercised.

2.	Representations and Warranties of the Company

In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders that:

2.1	Due Incorporation; Valid Existence

The Company is a corporation duly incorporated and validly existing under the laws of the State of Washington and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.2	Authorization

All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), and delivery of the Notes and Warrants (collectively, the “Securities”), has been taken or will be taken prior to the Closing. This Agreement and the Securities, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3	No Approvals; No Conflicts

The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or lapse of time, or both) (a) constitute a violation of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, regulatory body or governmental agency, except for the filing of notices of the sale of the Notes pursuant to Regulation D promulgated under the Act and applicable state securities laws, which filings will be effected within fifteen days of the Initial Closing, and, if necessary, any Subsequent Closing, (c) require any consent or approval under, or result in any default under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company or (e) result in the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.4	Valid Issuance of Stock

The Common Stock, if and when issued in accordance with the terms of the Notes and the Warrants for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable and, based in part upon the representations of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

2.5	Restricted Securities

The Company acknowledges that the Securities have not been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), and covenants that the Securities will be offered and sold in compliance with an exemption from registration provided by Rule 506 of Regulation D of the Act. Notwithstanding the foregoing, the parties hereto acknowledge the registration provisions relating to certain of the Securities as set forth in Section 5 of this Agreement.

2.6	Capitalization

The authorized capital of the Company consists, or will consist, immediately prior to the Initial Closing, of:

(a) 5,550,000 shares of Preferred Stock, of which (i) 2,550,000 shares have been designated Series A Preferred, 2,400,000 of which are issued and outstanding immediately prior to the Initial Closing, and 150,000 of which have been reserved and are subject to issuance upon the exercise of currently outstanding warrants, and (ii) 3,000,000 shares have been designated Series B Preferred, 1,585,025 of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Series A Preferred and Series B Preferred have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b) 3,000,000 shares of the Company’s common stock, no par value per share of which (i) 20,000,000 shares have been designated Class A Common Stock, 802,414 shares of which are issued and outstanding immediately prior to the Initial Closing, and (ii) 10,000,000 shares of which have been designated Class B Common Stock, 5,370,000 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Class A Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company has reserved the number of shares of Class A Common Stock required for issuance upon conversion of the Series A Preferred, Series B Preferred and Class B Common Stock.

(c) The Company has reserved 3,000,000 shares of Class A Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2000 Stock Option Plan, duly adopted by the Board of Directors and approved by the Company’s shareholders (the “Stock Incentive Plan”). Of such reserved shares of Class A Common Stock, as of the Initial Closing, options to purchase 1,542,330 shares have been granted and are currently outstanding, and 1,457,670 shares of Class A Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Incentive Plan.

(d) Except for (i) this Agreement, (ii) the conversion privileges of the Series A Preferred and Series B Preferred, (iii) the rights of purchase and co-sale set forth in Section 3 of the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of August 25, 2003 among the Company and the parties listed therein, (iv) the right of participation set forth in Section 2.3 of the Amended and Restated Investors’ Rights Agreement dated as of August 25, 2003 among the Company and the parties listed therein, (v) currently outstanding options to purchase 1,541,330 shares of Class A Common Stock granted pursuant to the Stock Incentive Plan, and (vi) currently outstanding warrants exercisable for 164,000 shares of Class A Common Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

2.7	Litigation

There is no action, suit, proceeding or investigation pending or currently threatened against the Company or any of its subsidiaries that questions the validity of the Agreement, the Notes and Warrants or the right of the Company to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

3.	Representations and Warranties of the Lenders

In connection with the transactions provided for herein, each of the Lenders, severally and not jointly, hereby represents, warrants and covenants (which representations, warranties and covenants will survive the Closing) to the Company that:

3.1 such Lender understands and agrees that the Securities have not been registered under the Act and the Securities are being offered and sold by the Company to such Lender in reliance upon an exemption from registration provided by Rule 506 of Regulation D under the Act;

3.2 such Lender is authorized to consummate the purchase of the Securities and the securities that may be acquired on conversion of the Securities (the Securities and such other securities that may be acquired on conversion, collectively, the “Transaction Securities”);

3.3 such Lender has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Transaction Securities, and is able to bear the economic risk of loss of the investment;

3.4 such Lender is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Act (“Accredited Investor”) and is purchasing the Transaction Securities for his, her or its own account for investment and not with a view to any resale, distribution or other disposition of the Transaction Securities or any part thereof in any transaction that would be in violation of the securities laws of the United States or any State thereof;

3.5 such Lender is not purchasing any of the Transaction Securities as a result of any form of general solicitation or general advertising, as those terms are used in Regulation D under the Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

3.6 if such Lender decides to offer, sell or otherwise transfer any of the Transaction Securities, such Lender will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(a) the sale is to the Company;

(b) the sale is made pursuant to an effective registration statement;

(c) the sale is made in compliance with the exemption from the registration requirements under the Act provided by Rule 144, Rule 145 or Rule 144A thereunder, if available, and in accordance with any applicable state securities or “Blue Sky” laws; or

(d) the securities are sold in a transaction that does not require registration under the Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and such Lender has prior to such sale furnished to the Company an opinion of counsel to that effect which is satisfactory to the Company, or the Company has otherwise satisfied itself that such registration is not required, provided that none of the restrictions hereunder shall restrict any pledge of the Transaction Securities to a bank or other financial institution that creates a mere security interest in such Transaction Securities in connection with a bona fide loan transaction;

3.7 such Lender understands and acknowledges that the Transaction Securities are “restricted securities” and upon the original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act or applicable U.S. state laws and regulations, the certificates representing the Transaction Securities will bear a legend in substantially the following form:

NEITHER THE SECURITIES REPRESENTED NOR THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION THEREOF HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) IN ACCORDANCE WITH RULE 144, RULE 145 OR RULE 144A UNDER THE SECURITIES ACT, IF APPLICABLE, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (D) IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, OR OTHERWISE SATISFIED ITSELF, THAT THE TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE U.S. STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES.

3.8 such Lender has been afforded the opportunity (i) to ask such questions as such Lender has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Transaction Securities and (ii) to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy and completeness of the information requested and that such Lender has considered necessary in connection with its decision to invest in the Transaction Securities;

3.9 such Lender understands that the Company shall instruct its transfer agent to refuse to register any transfer of Transaction Securities without first being notified by the Company that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the Act;

3.10 such Lender consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein;

3.11 the address of such Lender at which such Lender received and accepted the offer to purchase the Securities is the address listed on Schedule 1 to this Agreement;

3.12 such Lender agrees that by accepting Securities, he, she or it shall be representing and warranting that the representations and warranties in this Section 3 are true as at the Closing with the same force and effect as if they had been made by it at the Closing and will be true and correct as of the conversion of the Securities with the same force and effect as if they had been made by it as of the date of such conversion, and that they shall survive the purchase of Securities and the Transaction Securities and shall continue in full force and effect notwithstanding any subsequent disposition by it of any of the Transaction Securities; and

3.13 such Lender understands that the Company is an early-stage company with a limited operating history and is subject to the high level of risk, and that an investment in the Transaction Securities is speculative, involves a high degree of risk and may result in a loss of all of such Lender’s investment in the Transaction Securities.

4.	Information Rights

Upon the request of a Lender, the Company will deliver to such Lender (a) audited financial statements of the Company no later than 90 days after the end of each fiscal year, (b) unaudited quarterly financial statements no later than 45 days after the end of each of the first three quarters, and (c) unaudited monthly financial statements no later than 30 days after the end of each month.

5.	Registration Rights

5.1	Definitions

For purposes of this Section 5:

(a) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

(b) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon exercise of the Warrants, and, if the underwriter for the IPO (defined below) releases the Holder from the restrictions of any lockup agreement relating to the transfer of shares of Common Stock issuable or issued upon conversion of the

Notes or otherwise approves such proposed transfer, the shares of Common Stock issuable or issued upon conversion of the Notes and (ii) any other shares of Common Stock issued (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof or Rule 144 thereunder so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(c) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities under this Agreement;

(d) The term “Holder” means any person owning or having the right to acquire Registrable Securities; and

(e) The term “SEC” means the Securities and Exchange Commission.

5.2	Registration

(a) The Company shall use its reasonable best efforts to file, within six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan approved by the Board of Directors of the Company or an SEC Rule 145 transaction approved by the Board of Directors of the Company) (the “IPO”), a registration statement under the Act (the “Registration Statement”) covering the registration of the Registrable Securities then outstanding. The Company shall notify each Holder of the proposed filing at least 20 days prior to the filing of the Registration Statement (such notice, the “Notice to Holders”). The Holders acknowledge and agree that all of the Registrable Securities of such Holders (other than any Holder that notifies the Company within 10 days of the giving of the Notice to Holders that such Holder does not want part or all of the Holder’s Registrable Securities included in the Registration Statement and specifies the number of shares to be excluded from the Registration Statement (such notice, an “Opt Out Notice”)), shall be included in the Registration

Statement. The Holders whose Registrable Securities are included in the Registration Statement are referred to in this Agreement as “Registering Holders.” Notwithstanding the foregoing and the other provisions of this Section 5, the Company shall not have any obligation to file any Registration Statement hereunder if the Company has received Opt Out Notices covering more than 35% of the Registrable Securities. Subject to the limitations of this Section 5.2, the Company may also include shares of its capital stock in such registration.

(b) If Registering Holders holding a majority in interest of the Registrable Securities covered by the Registration Statement intend to distribute such Registrable Securities by means of an underwriting, they shall so advise the Company in writing. The underwriter will be selected by Registering Holders of a majority in interest of the Registrable Securities covered by the Registration Statement and shall be reasonably acceptable to the Company. In such event, the right of any Registering Holder to include the Registering Holder’s Registrable Securities in such registration shall be conditioned upon such Registering Holder’s participation in such underwriting and the inclusion of such Registering Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by Registering Holders holding a majority in interest of Registrable Securities covered by the Registration Statement) to the extent provided herein. In such event, all Registering Holders shall (together with the Company as provided in subsection 5.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 5.2, if the underwriter advises the Registering Holders in writing that marketing factors require a limitation of the number of shares to be underwritten then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Registering Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Registering Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting; provided, further, that notwithstanding the foregoing, if the University of Washington (the “University”) requests, pursuant to the Restricted Stock Purchase Agreement dated October 20, 2000 between the University and the Company, to include in a registration pursuant to this Section 5.2 shares of the Company’s Common Stock held by the University (the “UW Shares”), the number of securities to be registered in such registration shall be allocated among the Registering Holders and the University in proportion (as nearly as practicable) to the amount of the Company’s securities held by each Registering Holder and the University, provided that the number of UW Shares shall not be reduced below twenty percent (20%) of the number of securities to be registered in such registration.

5.3	Obligations of the Company

Whenever required under this Section 5 to use its reasonable best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, use its reasonable best efforts to:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Act; provided, however, that the Company will only be required to keep such registration statement effective for up to one hundred eighty (180) days.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for up to one hundred eighty (180) days.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and in which the Company is not already qualified to do business or subject to service of process.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Registering Holder at any time when a prospectus relating to Registrable Securities covered by such Registration Statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred eighty (180) days.

(g) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use reasonable best efforts to furnish, at the request of any Registering Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 5:(i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and to the Registering Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Registering Holders.

5.4	Furnish Information

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5 with respect to the Registrable Securities of any Registering Holder that such Registering Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Registering Holder’s Registrable Securities.

5.5	Expenses of Registration

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 5.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable and documented fees and disbursements of one counsel for the selling Holders selected by them not to exceed $20,000 shall be borne by the Company.

5.6	Delay of Registration

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

5.7	Indemnification

In the event any Registrable Securities are included in a registration statement under this Section 5:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Registering Holder, any underwriter (as defined in the Act) for such Registering Holder and each person, if any, who controls such Registering Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Registering Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Registering Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Registering Holder, underwriter or controlling person.

(b) To the extent permitted by law, each Registering Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Registering Holder and any controlling person of any such underwriter or other Registering Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Registering Holder expressly for use in connection with such registration; and each such Registering Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person indemnified pursuant to this subsection 5.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Registering Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 5.7(b) exceed the net proceeds from the offering received by such Registering Holder except in the case of fraud by such Registering Holder.

(c) Promptly after receipt by an indemnified party under this Section 5.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable and documented fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.7.

(d) If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Registering Holder under this subsection 5.7(d) exceed the net proceeds from the offering received by such Registering Holder except in the case of fraud by such Registering Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Registering Holders under this Section 5.7 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.

5.8	Reports under the Exchange Act

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the

Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

5.9	Market Standoff Agreement

Each Holder hereby agrees that, except pursuant to a registration pursuant to the provisions of Section 5.2, during the period of duration (up to, but not exceeding, six months) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

(a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

(b) all officers and directors of the Company and all two-percent (2%) securityholders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements, except that the University of Washington shall only be required to do so to the extent required under the terms of the Restricted Stock Purchase Agreement between the Company and the University of Washington dated October 20, 2000.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 5.9.

Notwithstanding the foregoing, the obligations described in this Section 5.9 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC

Rule l45 transaction on Form S-4 or similar forms which may be promulgated in the future.

6.	Miscellaneous

6.1	Successors and Assigns

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding the foregoing, this Agreement and the Note and Warrant issued hereunder shall not be assignable without the prior written consent of the Company.

6.2	Governing Law; Jurisdiction

This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents, entered into and to be performed entirely within the State of Washington, without giving effect to principles of conflicts of law. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

6.3	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4	Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5	Notices

Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d) or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by 10 days’ advance written notice to the other parties hereto given in the foregoing manner.

If to the Company:

Lumera Corporation

P.O. Box 3040

Bothell, WA 98041-3040

Attn: Chief Executive Officer

Fax: (425) 398-6501

With a copy to:

David F. McShea

Lance W. Bass

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101:

Fax: (206) 359-9000

If to the Lender:

At the address or fax number for such Lender shown on Schedule 1 hereto.

6.6	Expenses; Attorneys’ Fees

Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.7	Finder’s Fee

Each Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Lender or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8	Entire Agreement

This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes any prior written or oral agreements or understandings. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

6.9	Amendments and Waivers

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and holders of a majority of the principal amount of the outstanding Notes affected by such amendment or waiver, including the Lead Investor as set forth on Schedule 1. The parties hereby agree that the addition of any Lender to Schedule 1 to this Agreement and the execution by any such additional Lender of a signature page to this Agreement shall not be considered an amendment hereto under this Section 4.9.

6.10	Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first above written.

LUMERA CORPORATION

By:

	Name:	Thomas D. Mino
	Its:	Chief Executive Officer

Address:	P.O. Box 3040 Bothell, WA 98041-3040

IN WITNESS WHEREOF, the Lenders have executed this Agreement effective as of the date first above written.

INDIVIDUAL Lender:

Signature:
Name:

Address:

Fax:

ENTITY Lender:

Name of Entity:
By:
Its:

Address:

Fax:

EXHIBIT A

to

NOTE PURCHASE AGREEMENT

FORM OF CONVERTIBLE PROMISSORY NOTE

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) IN ACCORDANCE WITH RULE 144, RULE 145 OR RULE 144A UNDER THE SECURITIES ACT, IF APPLICABLE, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (D) IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, OR OTHERWISE SATISFIED ITSELF, THAT THE TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE U.S. STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES.

LUMERA CORPORATION

CONVERTIBLE PROMISSORY NOTE

Note N-	Issuance Date: , 2004
$	Bothell, Washington

For value received, Lumera Corporation, a Washington corporation (the “Company”), promises to pay to                              (the “Holder”), the principal sum of                         . This convertible promissory note (this “Note”) is subject to the following terms and conditions. This Note is one of a series of Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Note and Warrant Purchase Agreement dated as of April         , 2004 (the “Note Purchase Agreement”). All notes issued under the Note Purchase Agreement are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.”

1.	Interest, Maturity and Default

(a) Interest shall accrue from the Issuance Date on the unpaid principal amount at a rate equal to 6.5 percent per annum, simple interest; provided, however, that if any principal or interest under this Note remains unpaid after March 31, 2005 (the “Maturity Date”), the interest rate on such unpaid amounts shall increase from 6.5 percent per annum to 12 percent per annum, simple interest. Subject to Section 2, principal and any accrued but unpaid interest under this Note shall be due and payable upon demand by the Holder at any time after the Maturity Date.

(b) Notwithstanding the provisions of Section 1(a) above, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon (i) the execution by the Company of a general assignment for the benefit of creditors, (ii) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, (iii) the appointment of a receiver or trustee to take possession of the property or assets of the Company, or (iv) the closing of an underwritten public offering of the Company’s Common Stock (defined below) pursuant to a registration statement under the Act (an “IPO”).

(c) Notwithstanding the provisions of Sections 1(a) and 1(b) above, if (i) the Company has failed to file a registration statement (the “Registration Statement”) pursuant to Section 5.2(a) of the Note Purchase Agreement within six months of the closing of the IPO, or (ii) the Registration Statement has not been declared effective by the Securities and Exchange Commission within 240 days of the closing of the IPO, then for each month or part thereof that the condition under this Section 1(c)(i) or 1(c)(ii) shall exist, then in addition to the interest otherwise payable under Section 1(a), the Company shall pay to Holder a cash amount equal to 2%, or a lesser prorated amount for a period less than a month, of the unpaid or unconverted principal under this Note (the “Late Fee”). Such Late Fee shall cease to accrue on the earliest date more than one year from the Closing Date under the Note Purchase Agreement that the Company is current in its reporting obligations under the Securities Exchange Act of 1934, as amended, and has been subject to such reporting requirements for at least 90 days.

2.	Conversion

(a)	Conversion at Holder’s Election

The principal and accrued but unpaid interest under this Note (the “Aggregate Note Amount”) shall, at the Holders election, be convertible at any time into shares of (i) the Company’s Class A common stock, no par value per share (“Class A Common Stock”), or (ii) if the Class A Common Stock has been converted into another class of common stock as of the date of conversion of the Note, the class of common stock as then authorized (the class of stock issued under this Section 2(a)(i) or (ii), the “Common Stock”). The Aggregate Note Amount shall be convertible into a number of shares of Common Stock equal to the quotient of the Aggregate Note Amount divided by the lesser of (i) $6.00 and (ii) in the event of an IPO, the price per share of Common Stock offered to the public in the IPO (the “IPO Price”).

(b)	Mechanics and Effect of Conversion

No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at the address of the Holder most recently furnished in writing to the Company, a certificate or certificates for the number of shares of Equity Securities to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted, including, without limitation, the obligation to pay such portion of the principal amount and accrued interest.

3.	Payment

All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Any amounts due in connection with this Note may be prepaid in whole or in part at any time without penalty upon ten (10) days’ advance notice by the Company to the registered holder of this Note.

4.	Transfer; Successors and Assigns

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, except for a pledge of this Note to a bank or other financial institution that creates a mere security interest in this Note in connection with a bona fide loan transaction, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company, and, thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

5.	Governing Law; Jurisdiction

This Note shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents, entered into and to be performed entirely within the State of Washington, without giving effect to principles of conflicts of law. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Note.

6.	Notices

Any notice required or permitted by this Note shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address of such party indicated on the signature page hereof, or at such other address as such party may designate by 10 days’ advance written notice to the other party given in the foregoing manner.

7.	Amendments and Waivers

Any term of this Note may be amended only with the written consent of the Company and the holders of a majority in interest of the Notes, including the Lead Investor as set forth on Schedule 1 to the Note Purchase Agreement. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, each Holder and each transferee of the Note.

8.	Shareholders, Officers and Directors Not Liable

In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

9.	Action to Collect on Note

If action at law or equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.	Waiver of Jury Trial

Each of the Company and Holder hereby waives its right to trial by jury in any claim (whether based upon contract, tort or otherwise) under, related to or arising in connection with this Note.

11.	Waiver of Notice of Presentment

The Company hereby waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

[Signature page follows.]

COMPANY:

LUMERA CORPORATION

By:

Name:	Thomas D. Mino
Title:	Chief Executive Officer

Address:	Lumera Corporation
Attn: CEO P.O. Box 3040 Bothell, WA 98041-3040
Facsimile:	(425) 398-6501

AGREED TO AND ACCEPTED:

By:

Name:

Title:

Address:

Facsimile:

EXHIBIT B

to

NOTE PURCHASE AGREEMENT

FORM OF COMMON STOCK WARRANT

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) IN ACCORDANCE WITH RULE 144, RULE 145 OR RULE 144A UNDER THE SECURITIES ACT, IF APPLICABLE, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (D) IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, OR OTHERWISE SATISFIED ITSELF, THAT THE TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE U.S. STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES.

No. W – __ Issued Effective: _________, 2004 Void After: _________, 2009	Warrant to Purchase Shares of Common Stock

LUMERA CORPORATION

COMMON STOCK WARRANT

THIS IS TO CERTIFY that, for value received and subject to these terms and conditions,                         , or such person to whom this Warrant is transferred (the “Holder”), is entitled, subject to the provisions hereof, to exercise this Warrant to purchase from Lumera Corporation, a Washington corporation (the “Company”), up to that number of fully paid and nonassessable shares of the Company’s Common Stock (collectively, the “Warrant Stock”) equal to the quotient of (a) 0.30 multiplied by $                , divided by (b) the lesser of $6.00 and the per share price of the Company’s Common Stock offered to the public pursuant to a registration statement under the Securities Act of 1933, as amended, in the company’s initial public offering (such per share price to the public in the initial public offering, the “IPO Price”), at an exercise price per share equal to the lesser of (x) $7.20 per share and (y) the product of 1.2 multiplied by the IPO Price (such lesser price, the “Exercise Price”), such number of shares and the Exercise Price being subject to adjustment as provided below. For purposes of this Warrant, “Common Stock” means the Company’s Class A common stock, no par value per share, or, if such Class A Common Stock has been converted into another class of common stock, the class of common stock as then authorized.

1.	Exercise

1.1	Exercisability

This Warrant shall be exercisable in full for the number of shares of Warrant Stock under this Warrant (the “Eligible Shares”) during the period from the date of issuance of this Warrant to the fifth anniversary of the date of issuance of this Warrant; provided, however, that this Warrant shall not be exercisable during the period from the date the Company files a registration statement for an initial public offering of Common Stock of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan approved by the Board of Directors of the Company or a transaction under Rule 145 as promulgated by the Securities and Exchange Commission and approved by the Board of Directors of the Company) (an “IPO Filing”), to the earlier of the date (a) six months after the closing of the public offering undertaken in connection with the IPO Filing and (b) the first anniversary of the date of the IPO Filing. The periods during which this Warrant may be exercised under the foregoing sentence are defined as the “Exercisability Periods.”

1.2	Exercise

(a) This Warrant may be exercised by the Holder at any time during the Exercisability Periods; provided, however, that in the event of (1) the sale of all or substantially all the assets of the Company to an entity other than Microvision, Inc. (“Microvision”), or (2) the closing of the acquisition of the Company by an entity other than Microvision by means of merger, consolidation or other transaction or series of related transactions which results in the shareholders of the Company prior to such transaction not owning, directly or indirectly, at least 50% of the voting power of the surviving entity (or its parent), this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described in this Section 1.2(a), the Company shall notify the holder of the Warrant at least 20 days prior to the consummation of such event or transaction.

(b) Subject to the provisions of Section 1.1 and Section 1.2(a), this Warrant may be exercised, in whole or in part, by delivering to the Company at the address set forth in Section 9.3 hereof (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (1) this Warrant certificate, (2) a certified or cashier’s check payable to the Company, or canceled indebtedness of the Company to the Holder, in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the “Purchase Price”), and (3) the Notice of

Cash Exercise attached as Exhibit A duly completed and executed by the Holder. Upon exercise, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of Eligible Shares of Warrant Stock purchased.

(c) (1) Subject to the Exercisability Periods set forth in Section 1.1 above, and notwithstanding the payment provisions set forth in Section 1.2(b) above, if at any time after one year has elapsed from the date of issuance of this Warrant the Company does not have available both an effective Registration Statement as provided under Section 5.2 of the Note Purchase Agreement and a current prospectus covering the Eligible Shares hereunder, the Holder may elect to convert all or any portion of this Warrant into Eligible Shares of Warrant Stock effective upon delivery to the Company of the Notice of Net Issuance Exercise attached as Exhibit B duly completed and executed by the Holder, provided that the original of this Warrant is surrendered at the office of the Company at the address set forth in Section 9.3 within five (5) days of the delivery of such Notice of Net Issuance, in which case the Company shall issue to the Holder the number of Eligible Shares of Warrant Stock of the Company equal to the result obtained by (A) subtracting B from A, (B) multiplying the difference by C, and (C) dividing the product by A as set forth in the following equation:

X = (A - B) x C:

A

where:	X	=	the number of Eligible Shares of Warrant Stock issuable upon net issuance exercise pursuant to the provisions of this Section 1.2(c).

	A	=	the Fair Market Value (as defined below) of one share of Warrant Stock on the date of net issuance exercise.

	B	=	the Exercise Price for one share of Warrant Stock under this Warrant.

	C	=	the number of Eligible Shares of Warrant Stock as to which this Warrant is being exercised.

If the foregoing calculation results in a negative number, then no shares of Warrant Stock shall be issued upon net issuance exercise pursuant to this Section 1.2(c).

(2) For purposes of the foregoing, the “Fair Market Value” of a share of Warrant Stock shall mean:

(A) if the net issuance exercise is after the occurrence of the initial public offering of the Company’s Common Stock:

(i) if the Company’s Common Stock is traded on an exchange or is quoted on the Nasdaq National or SmallCap Market, the average of the closing or last sale price reported for each of the three business days immediately preceding the date of net issuance exercise multiplied by the number of shares of Common Stock;

(ii) if the Company’s Common Stock is not traded on an exchange or on the Nasdaq National or SmallCap Market, but is traded in the over-the-counter market, the average of the closing bid prices reported at 4:00 pm Eastern time by Bloomberg Financial News for the five market days immediately preceding the date of net issuance exercise; and

(B) in all other cases, the fair value as determined in good faith by the Company’s Board of Directors.

(3) Upon net issuance exercise in accordance with this Section 1.2(c), the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of Eligible Shares of Warrant Stock determined in accordance with the foregoing.

2.	Stock Certificates and Warrants

Within ten days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part) or the satisfaction of the net exercise provisions of Section 1.2(c) of this Warrant, the Company at its expense shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise, and (b) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.2), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of such fractional share on the date of exercise.

3.	Covenants as to Warrant Stock

The Company covenants that at all times during the Exercise Period there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock as is necessary for exercise in full of this Warrant and, from time to time, it will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock. All shares of Warrant Stock issued pursuant to the exercise of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and other encumbrances or restrictions on sale, and free and clear of all preemptive rights, except restrictions arising under federal and state securities laws.

4.	Adjustments

4.1	Adjustments for Stock Splits, Dividends

If the Company shall issue any shares of the same class as the Warrant Stock as a stock dividend or subdivide the number of outstanding shares of such class into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of shares of Warrant Stock at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of the same class as the Warrant Stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of shares of Warrant Stock at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. Each adjustment in the number of shares of Warrant Stock issuable shall be to the nearest whole share.

4.2	Certificate as to Adjustments

In the case of any adjustment in the Exercise Price or number of securities issuable upon exercise of this Warrant, the Company will promptly give written notice to the Holder in the form of a certificate, certified and confirmed by the chief executive officer of the Company, setting forth the adjustment in reasonable detail.

5.	Securities Laws Restrictions; Legend on Warrant Stock

5.1 This Warrant and the securities issuable upon its exercise have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving said securities, (b) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that such transaction is exempt from registration, or (c) the Company otherwise satisfies itself that such transaction is exempt from registration, provided that none of the restrictions hereunder shall restrict any pledge of this Warrant and the securities issuable upon its exercise to a bank or other financial institution that creates a mere security interest in such Warrant and securities in connection with a bona fide loan transaction.

5.2 A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement warrant and any certificate representing the Warrant Stock, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

6.	Exchange of Warrant; Lost or Damaged Warrant Certificate

This Warrant is exchangeable upon its surrender by the Holder at the office of the Company. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

7.	Notices of Record Date, Etc.

In the event of:

(a) any taking by the Company of a record of the holders of Warrant Stock for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets, property or stock of the Company to, or consolidation or merger of, the Company with or into any other entity;

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(d) the initial public offering of the Company’s Common Stock; or

(e) any other event as to which the Company is required to give notice to all holders of Warrant Stock,

then and, in each such event, the Company will deliver to the Holder a notice specifying (i) the date on which any such record is to be taken, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as to which the holders of record of Warrant Stock shall be entitled to exchange their shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) in reasonable detail, the facts, including the proposed date, concerning any other such event. Such notice shall be delivered to the Holder at least 20 business days prior to the date specified in the notice.

8.	Investment Intent

By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

9.	Miscellaneous

9.1	Holder as Owner

The Company may deem and treat the Holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

9.2	No Shareholder Rights

This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein, and no cash dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock until this Warrant is exercised.

9.3	Notices

Unless otherwise provided, any notice under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) five days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by ten days’ advance written notice to the other party given in the foregoing manner.

If to the Holder:	_____________________ _____________________ _____________________

If to the Company:	LUMERA CORPORATION PO Box 3040 Bothell, WA 98041-3040 Attn: Chief Executive Officer

9.4	Amendments and Waivers

Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9.4 shall be binding on each future Holder and the Company.

9.5	Governing Law; Jurisdiction

This Warrant shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents, entered into and to be performed entirely within the State of Washington, without giving effect to principles of conflicts of law. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Warrant.

9.6	Successors and Assigns; Transfer

The terms and conditions of this Warrant shall inure to the benefit of and be binding on the parties and their respective successors and assigns. Notwithstanding the foregoing, this Warrant shall not be assignable or transferable without the prior written consent of the Company.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.

LUMERA CORPORATION

By:

Thomas D. Mino Chief Executive Officer

Exhibit A

NOTICE OF CASH EXERCISE

To:	Lumera Corporation

The undersigned hereby irrevocably elects to purchase                      shares of Common Stock of Lumera Corporation. (the “Company”) issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant of like tenor evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that (i) said shares of the Common Stock of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended, and (ii) the undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

Dated:

Payment enclosed in the amount of $ .

Company Debt canceled in the amount of $ .

Name of Holder:

(please print)

(Signature)

Address:

Exhibit B

NOTICE OF NET ISSUANCE EXERCISE

To:	Lumera Corporation

The undersigned hereby irrevocably elects to exercise the attached Warrant to convert the number of shares specified below into such number of shares of Common Stock of Lumera Corporation (the “Company”) as is determined pursuant to Section 1.2(c) of the attached Warrant. The undersigned requests that certificates for such net issuance shares be issued in the name of and delivered to the address of the undersigned and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant of like tenor evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that (i) said shares of Common Stock of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended, and (ii) the undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

Dated:

Number of Shares Being Exercised:

Name of Holder of Warrant:

(please print)

(Signature)

Address:

ASSIGNMENT

For value received, the undersigned sells, assigns and transfers to the transferee named below the attached Warrant, together with all right, title and interest, and does irrevocably constitute and appoint the transfer agent of Lumera Corporation (the “Company”) as the undersigned’s attorney, to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

Name of Holder:

(please print)

(Signature)

Address:

Name of Transferee:

(please print)

Address: